Exhibit 15

ACKNOWLEDGEMENT OF INDEPENDENT AUDITORS

The Board of Directors
First Midwest Bancorp, Inc.:

We are aware of the incorporation by reference in the following Registration Statements of our report dated May 14, 2002 relating to the Unaudited consolidated interim financial statements of First Midwest Bancorp, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2002.

  Registration Statement (Form S-3 No. 33-20439) pertaining to the First Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan

  Registration Statement (Form S-8 No. 33-25136) pertaining to the First Midwest Bancorp, Inc Savings and Profit Sharing Plan

  Registration Statement (Form S-8 No. 33-42980) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

  Registration Statement (Form S-8 No. 333-42273) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

  Registration Statement (Form S-8 No. 333-61090) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

  Registration Statement (Form S-8 No. 333-50140) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan

  Registration Statement (Form S-8 No. 333-63095) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan

  Registration Statement (Form S-8 No. 333-63097) pertaining to the First Midwest Bancorp, Inc. Nonqualified Retirement Plan

/s/ Ernst & Young, LLP

Chicago, Illinois

May 14, 2002

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